Exhibit 99.1

Wednesday, February 20, 2019

HomeTown Bankshares Corporation Reports Record Earnings and Solid Growth for 2018; Announces Quarterly Cash Dividend of $0.04 per Share

Net Income up 21% for Q4 and 58% for the 2018 Fiscal Year

NASDAQ Listing

HomeTown Bankshares Corporation is listed with the NASDAQ Capital Markets under the trading symbol “HMTA”. During Q4 of 2018, the stock traded as high as $15.38 with an average close of $14.15 and most recent closing price of $14.30 on February 19, 2019.

Operating Performance Highlights

●	Core Revenues were up 9% in Q4 and 7% for the year ended December 31, 2018
●	Net Interest Income was up 6% in Q4 2018 vs. Q4 2017 and 7% for the year ended December 31, 2018 vs. 2017
●

Net Interest Margin increased 12 basis points to 3.57% for the quarter ended December 31, 2018 compared to 3.45% at December 31, 2017; and, up 8 basis points YTD at December 31, 2018 to 3.55% from 3.47% in 2017

●

Excluding non-recurring income, noninterest income for Q4 2018 was down 4% while non-interest income for the 2018 fiscal year was down 2% due to a reduction in mortgage revenue from a year-over-year decrease in re-financings and softness in the housing market

●

During the fiscal year ended December 31, 2018, non-recurring income from BOLI insurance proceeds of $642,000 was more than offset by a similar increase in certain non-recurring merger-related expenses of $788,000

●	Net Income Available to Shareholders was up 21% to $459,000 in Q4 2018 and up 58% to $4.0 million for the fiscal year of 2018 from $380,000 and $2.5 million, respectively, in 2017
●	Fully diluted Earnings per Share were up accordingly to $0.08 for the fourth quarter and $0.68 for the fiscal year of 2018 vs. $0.07 and $0.43, respectively, in 2017

Continued Solid Loan and Core Deposit Growth

●	Total Assets were $565 million at December 31, 2018, a $15 million increase for the fiscal year
●	Total Loans were up $27 million or 6% to $471 million for the fiscal year ended December 31, 2018 over prior year; and, up $5 million or 4% annualized in Q4 2018 vs. Q3 2018
●	Core Deposits increased $20 million or 4.3% over 2017 to fund loans and curtail wholesale deposits

Credit Quality Improved and Remains Sound

●	YTD net charge-offs were $327,000 or 0.07% of average loans for 2018 and $145,000 or 0.12% for Q4 2018 vs. net charge-offs of $1.0 million or 0.24% and $515,000 or 0.46% for 2017
●	Nonperforming assets were 0.63% of total assets at December 31, 2018 vs. 0.80% in 2017
●	Including performing, restructured loans, nonperforming assets amounted to 1.30% of assets at December 31, 2018 vs. 1.51% at December 31, 2017
●	Nonaccrual loans remained low at 0.36% of total loans at December 31, 2018 vs. 0.26% in 2017

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Vance W. Adkins, Executive Vice President and CFO, (540) 278-1702

HomeTown Bankshares Corporation Reports Record Earnings and Solid Growth for 2018; Announces Quarterly Cash Dividend of $0.04 per Share

Net Income up 21% for Q4 and 58% for 2018 Fiscal Year

The Board of Directors declared a cash dividend of $0.04 per common share, payable March 15, 2019, to shareholders of record as of February 28, 2019.

ROANOKE, VA, February 20, 2019 (GLOBE NEWSWIRE) - HomeTown Bankshares Corporation, (NASDAQ: HMTA), the parent company of HomeTown Bank, reported strong growth in net income available to common shareholders of $4.0 million for the 2018 fiscal year ended December 31, and $459,000 for the fourth quarter, which included $723,000 in merger related expenses. This compares to $2.5 million and $380,000, respectively, for comparable periods in 2017. Total assets were up $15 million to $565 million at December 31, 2018 over the prior year and up slightly in Q4 2018 from the prior quarter. Total assets were up year-over-year due to continued solid loan growth supported by solid growth in core deposits. Earnings per share on a fully diluted basis were $0.08 per share for the fourth quarter and $0.68 per share for the 2018 fiscal year, up from $0.07 and $0.43 per share, respectively, for the fourth quarter and fiscal year 2017.

"2018 was a record year of earnings for the Company which was accompanied by continued solid growth in both loans and core deposits," said Susan K. Still, President and CEO. "This growth in profitability as well as loans and core deposits was achieved in spite of merger related expenses following our announced plan on October 1, 2018 to merge with American National Bank at the end of March, 2019," she continued. "An improved net interest margin, a lower provision for loan losses, and controlled core operating expense all contributed to a 21% increase in net income for the fourth quarter and a 58%. increase in net income in 2018 over the prior year," said Still.

Revenue

Core revenues increased 9% during the fourth quarter of 2018 and 7% for the 2018 fiscal year due to solid loan growth and rising interest rates. Core revenue amounted to $6.6 million during the fourth quarter and $25.5 million for the twelve months of fiscal year 2018, excluding non-recurring income of $702,000, comparing to $6.1 million in Q4 and $23.7 million for the 2017 fiscal year, respectively. Higher core revenues were generated predominantly from commercial lines and loans, commercial real estate loans, personal lines and loans, private banking loans as well as non-interest income from credit and debit card interchange, treasury, and merchant services. Year to date mortgage revenue of $712,000 for 2018 trailed 2017 mortgage revenue of $959,000 due to a significant drop mortgage refinancing in a rising rate environment and a lower inventory of homes available for sale from the prior year.

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Net Interest Income

Net interest income increased 6% or $288,000 to $4.8 million in the fourth quarter in 2018 and increased 7% or $1.2 million to $18.8 million for the 2018 fiscal year ended December 31. Higher loan volume and an increase in interest rates, offset a growing increase in deposit costs, which resulted in a 12 basis point increase in the net interest margin for the fourth quarter of 2018 and an 8 basis point improvement for the fiscal year of 2018 over 2017. Net interest income and the net interest margin should continue to grow with higher loan volume that offsets potential increases in deposit costs as well as a controlled mix of deposits.

Noninterest Income

Total noninterest income amounted to $758,000 in Q4 2018 vs. $796,000 for the same period in 2017 due primarily to lower mortgage income of $109,000. Year-to-date noninterest income amounted to $3.7 million at December 31, 2018, up from $3.3 million for a comparable period in 2017 due primarily to non-recurring income during Q1 2018 of $642,000 from the recognition of a gain on bank owned life insurance.

New account growth, ATM and interchange income, mortgage income as well as credit card and merchant service income were the primary contributors to non-interest income for the fiscal year 2018.

Noninterest Expense

Non-interest expenses, net of merger related costs, dropped to $4.0 million in the fourth quarter from $4.1 million in 2017. Noninterest expense during the 2018 fiscal year increased only $329,000 or 2% to $16.3 million in 2018, excluding the $788,000 in merger-related expenses. The increase of 2% was due primarily to increased personnel costs during 2018 with the transition of a new Chief Credit Officer, the addition of a new Chief Risk Officer, higher data processing costs as well as incentive payouts due to stronger growth and profitability throughout 2018.

Net Income

Net income before merger-related expenses was up $756,000 to $1.1 million or 199% higher than the fourth quarter of 2017.  For the 2018 fiscal year, net income before merger-related expenses was $4.7 million, up $2.2 million - 88% or almost double the $2.5 million realized in 2017.  The corresponding return on average assets amounted to 0.79% and return on average HometTown Bankshares shareholders' equity was 8.51% for the fourth quarter of 2018 and 0.84% and 9.02%, respectively, for the fiscal year ended December 31, 2018. Improved profitability was due to a combination of increased loan volume at higher interest rates, controlled deposit costs/mix and non-interest expenses as well as a lower provision for loan losses throughout the fiscal year.

Core earnings were up $245,000 or 16.4% for the fourth quarter of 2018 vs. 2017 and up $719,000 or 13.4% for the fiscal year 2018 over 2017. Core earnings consist of pre-tax earnings less non-recurring income plus non-recurring expenses.

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Loans

Total loans were $471 million at December 31, 2018, up $5 million or 4% on an annualized basis over the fourth quarter of 2017 and up $27 million or 6% over the 2017 fiscal year. Loan growth was driven by commercial real estate, commercial and industrial lines and term loans, consumer lines and loans as well as private client loans.

Deposits

Total deposits were $493 million, up $9.7 million or 8% on an annualized basis from the previous quarter. Stable core deposits maintained in 2018 were supported by continued growth in new banking relationships and a 10% increase in non-interest bearing deposits since fiscal year 2017. In addition, liquidity from stable core deposit growth resulted in a continued year over year reduction in our wholesale funding to less than 1.5% of total deposits. Significantly lower interest expense associated with wholesale funding contributed to the reduction in the overall costs and improved mix of core deposits.

Capital

Capital levels remained sound during Q4 2018 with total HomeTown Bankshares stockholders’ equity increasing $2.8 million through December 31, 2018 over the prior year. HomeTown Bank common equity tier 1 capital, total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 11.7%, 12.5%, 11.7% and 10.8%, respectively. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. Fully diluted book value per common share amounted to $9.16 at December 31, 2018 vs. $8.71 at December 31, 2017.

Credit Quality

Credit quality improved and remained sound through December 31, 2018 with a lower provision for loan losses of $561,000 for the 2018 fiscal year vs. $1.14 million for fiscal year 2017. The reduced provision was a result of continued improvement in loan quality and a reduction in charge-offs.

Nonperforming Assets

OREO balances decreased $1.4 million to $1.9 million or 42% from the prior year. Non-performing assets, excluding performing restructured loans, improved to 0.63% of total assets at December 31, 2018 vs. 0.80% at December 31, 2017. Non-performing assets, including performing restructured loans, amounted to 1.30% of total assets at December 31, 2018 vs. 1.51% at December 31, 2017.

Past Due and Nonaccrual Loans

Past due accruing loans amounted to 0.41% at December 31, 2018 vs. 0.35% of total loans the prior year. Nonaccruals amounted to 0.36% of total loans at December 31, 2018 vs. 0.26% of total loans at December 31, 2017.

Allowance for Loan Losses

The allowance for loan losses totaled $3.99 million at December 31, 2018 compared to $3.76 million at December 31, 2017. Provision for credit losses was $190,000 for the Q4 2018 quarter vs. $567,000 for Q4 2017 with an improvement in overall credit quality and lower charge-offs during the fiscal year. Net charge-offs amounted to $145,000 in Q4 of 2018 vs. net charge-offs of $515,000 in Q4 2017 with net charge-offs of $327,000 for the 2018 fiscal year ended December 31, 2018, down from $1.02 million in fiscal year 2017.

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*   *   *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, and competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter and year ended December 31, 2018)

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HomeTown Bankshares Corporation
Consolidated Condensed Balance Sheets
December 31, 2018; and December 31, 2017

	December 31	December 31
In Thousands	2018	2017
	(Unaudited)
Assets
Cash and due from banks	$22,771	$21,714
Federal funds sold	194	180

Securities available for sale, at fair value	44,976	55,344
Restricted equity securities, at cost	2,241	2,371
Loans held for sale	85	1,587
Total loans	471,462	444,195
Allowance for loan losses	(3,992)	(3,758)
Net loans	467,470	440,437
Property and equipment, net	12,943	12,937
Other real estate owned, net	1,893	3,249
Other assets	12,405	12,434
Total assets	$564,978	$550,253

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$117,544	$106,956
Interest-bearing	375,629	370,364
Total deposits	493,173	477,320
Federal Home Loan Bank borrowings	7,944	11,028
Subordinated notes	7,285	7,254
Other borrowings	83	1,558
Other liabilities	2,794	2,201
Total liabilities	511,279	499,361

Stockholders’ Equity:
Common stock	28,909	28,777
Surplus	18,228	17,980
Retained surplus	7,024	3,767
Accumulated other comprehensive loss	(811)	(141)
Total HomeTown Bankshares Corporation stockholders’ equity	53,350	50,383
Noncontrolling interest in consolidated subsidiary	349	509
Total stockholders’ equity	53,699	50,892
Total liabilities and stockholders’ equity	$564,978	$550,253

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HomeTown Bankshares Corporation
Consolidated Condensed Statements of Income
For the Three and Twelve Months Ended December 31, 2018 and 2017

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
In Thousands, Except Share and Per Share Data	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$5,446	$4,850	$20,820	$18,973
Taxable investment securities	278	287	1,102	1,031
Nontaxable investment securities	57	69	229	308
Other interest income	90	99	339	357
Total interest and dividend income	5,871	5,305	22,490	20,669
Interest expense:
Deposits	843	588	2,841	2,282
Subordinated notes	134	135	536	537
Other borrowed funds	80	56	323	227
Total interest expense	1,057	779	3,700	3,046
Net interest income	4,814	4,526	18,790	17,623
Provision for loan losses	190	567	561	1,142
Net interest income after provision for loan losses	4,624	3,959	18,229	16,481
Noninterest income:
Service charges on deposit accounts	159	129	578	544
ATM and interchange income	301	225	1,055	837
Mortgage banking	125	234	712	959
Gains on sales of investment securities, net	–	9	60	69
Income from life insurance benefit	–	–	642	–
Other income	173	199	651	874
Total noninterest income	758	796	3,698	3,283
Noninterest expense:
Salaries and employee benefits	2,183	1,945	8,648	8,098
Occupancy and equipment expense	423	405	1,676	1,650
Advertising and marketing expense	115	154	606	537
Professional fees	71	134	421	588
Losses on sales, write-downs of other real estate owned, net	174	201	334	581
Other real estate owned expense	31	40	280	106
Merger-related expenses	723	–	788	–
Other expense	1,039	1,179	4,331	4,407
Total noninterest expense	4,759	4,058	17,084	15,967
Net income before income taxes	623	697	4,843	3,797
Income tax expense	158	298	845	1,228
Net income	465	399	3,998	2,569
Less net income attributable to non-controlling interest	6	19	44	73
Net income attributable to HomeTown Bankshares Corporation	$459	$380	$3,954	$2,496
Basic earnings per common share	$0.08	$0.07	$0.68	$0.43
Diluted earnings per common share	$0.08	$0.07	$0.68	$0.43
Weighted average common shares outstanding	5,809,817	5,776,130	5,805,654	5,769,752
Diluted average common shares outstanding	5,857,440	5,810,760	5,853,277	5,804,382

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HomeTown Bankshares Corporation	Three	Three	Twelve	Twelve
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$9.18	$8.72	$9.18	$8.72
Book value per share, diluted	$9.16	$8.71	$9.16	$8.71
Earnings per share, basic	$0.08	$0.07	$0.68	$0.43
Earnings per share, diluted	$0.08	$0.07	$0.68	$0.43

PROFITABILITY
Return on average assets	0.32%	0.27%	0.71%	0.46%
Return on average shareholders' equity	3.43%	2.97%	7.60%	5.02%
Net interest margin	3.57%	3.45%	3.55%	3.47%
Efficiency	68.78%	71.83%	71.98%	73.33%

BALANCE SHEET RATIOS
Total loans to deposits	95.60%	93.06%	95.60%	93.06%
Securities to total assets	8.36%	10.49%	8.36%	10.49%
Common equity tier 1 ratio BANK ONLY	11.7%	11.7%	11.7%	11.7%
Tier 1 capital ratio BANK ONLY	11.7%	11.7%	11.7%	11.7%
Total capital ratio BANK ONLY	12.5%	12.5%	12.5%	12.5%
Tier 1 leverage ratio BANK ONLY	10.8%	10.4%	10.8%	10.4%

ASSET QUALITY
Nonperforming assets to total assets	0.63%	0.80%	0.63%	0.80%
Nonperforming assets, including restructured loans, to total assets	1.30%	1.51%	1.30%	1.51%
Net charge-offs to average loans (annualized)	0.12%	0.46%	0.07%	0.24%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$1,683	1,144	$1,683	$1,144
Other real estate owned	1,893	3,249	1,893	3,249
Total nonperforming assets, excluding performing restructured loans	3,576	4,393	3,576	4,393
Restructured loans, performing in accordance with their modified terms	3,765	3,889	3,765	3,889
Total nonperforming assets, including performing restructured loans	$7,341	$8,282	$7,341	$8,282

Allowance for loan losses: (in thousands)
Beginning balance	$3,947	$3,706	$3,758	$3,636
Provision for loan losses	190	567	561	1,142
Charge-offs	(170)	(515)	(417)	(1,078)
Recoveries	25	-	90	58
Ending balance	$3,992	$3,758	$3,992	$3,758

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